Exhibit 10.3

Final Form

FORM OF TRANSACTION SUPPORT AGREEMENT

This Transaction Support Agreement (this “Agreement”), dated as of July 19, 2021, is entered into by and among Omnichannel Acquisition Corp., a Delaware corporation (“Acquiror”), Omnichannel Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Acquiror (“Merger Sub”), and the stockholder of the Company (as defined below) set forth on the signature page hereto (the “Stockholder”).

RECITALS

WHEREAS, concurrently herewith, Acquiror, Kin Insurance, Inc., a Delaware corporation (“Company”) and Merger Sub are entering into a Business Combination Agreement (as amended, supplemented, restated or otherwise modified from time to time, the “Business Combination Agreement”; capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Business Combination Agreement), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into the Company, with the Company surviving such merger (the “Merger”);

WHEREAS, as of the date hereof, the Stockholder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of and is entitled to dispose of and vote the number of shares of Company Stock set forth on the signature page of this Agreement (collectively, the “Owned Shares”; the Owned Shares and any additional shares of Company Stock (or any securities convertible into or exercisable or exchangeable for Company Stock) in which the Stockholder acquires record or beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, and any additional shares of Company Stock with respect to which the Stockholder has the right to vote through a proxy, if any, the “Covered Shares”);

WHEREAS, as a condition and inducement to the willingness of Acquiror and Merger Sub to enter into the Business Combination Agreement, the Stockholder is entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Acquiror, Merger Sub and the Stockholder hereby agree as follows:

1. Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 4 and the last paragraph of this Section 1, the Stockholder, solely in his, her or its capacity as a stockholder of the Company, irrevocably and unconditionally agrees, and agrees to cause any other holder of record of any of the Stockholder’s Covered Shares, to validly execute and deliver to the Company in respect of all of the Stockholder’s Covered Shares, on (or effective as of) the third (3rd) Business Day following the date that the Registration Statement / Proxy Statement becomes effective, a written consent substantially in the form attached as Exhibit A hereto. In addition, subject to the last paragraph of this Section 1, prior to the Termination Date (as defined herein), the Stockholder, in his, her or its capacity as a stockholder of the Company, irrevocably and unconditionally agrees that, at any other meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of stockholders of the Company, the Stockholder shall, and shall cause any other holder of record of any of the Stockholder’s Covered Shares to:

(a) when such meeting is held, appear at such meeting or otherwise cause the Stockholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Stockholder’s Covered Shares owned as of the record date for such meeting (or the date that any written consent is executed by the Stockholder) in favor of the Merger and the adoption of the Business Combination Agreement and any other matters necessary or reasonably requested by the Company for consummation of the Merger and the Transactions;

(c) vote (or execute and return an action by written consent), or cause to be voted at such meeting, or validly execute and return and cause such consent to be granted with respect to, all of the Stockholder’s Covered Shares against any Company Acquisition Proposal and any other action that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Business Combination Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Stockholder contained in this Agreement; and

(d) in any other circumstances upon which a consent or other approval is required under the Company’s Governing Documents or otherwise sought in connection with the Business Combination Agreement or the Transactions, vote, consent or approve (or cause to be voted, consented or approved) all of such Stockholder’s Covered Shares held at such time in favor thereof.

The obligations of the Stockholder specified in this Section 1 shall apply whether or not the Merger or any action described above is recommended by the Company Board or the Company Board has previously recommended the Merger but changed such recommendation.

2. No Inconsistent Agreements. The Stockholder hereby covenants and agrees that the Stockholder shall not, at any time prior to the Termination Date, (i) enter into any voting agreement or voting trust with respect to any of the Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of the Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement (for the avoidance of doubt, other than any such proxy granted in Section 3), or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

3. Irrevocable Proxy. Each Stockholder hereby revokes any proxies that such Stockholder has heretofore granted with respect to such Stockholder's Covered Shares, hereby irrevocably constitutes and appoints the then-acting chief executive officer of the Company as attorney-in-fact and proxy in accordance with the DGCL for and on such Stockholder's behalf, for and in such Stockholder's name, place and stead, in the event that such Stockholder fails to comply in any material respect with his, her or its obligations hereunder in a timely manner, to vote the Covered Shares of such Stockholder and grant all written consents thereto, in each case in accordance with the provisions of Section 1, and represent and otherwise act for such Stockholder in the same manner and with the same effect as if such Stockholder were personally present at any meeting held for the purpose of voting on the foregoing. The foregoing proxy is coupled with an interest, is irrevocable [(and shall survive and not be affected by the death, incapacity, mental illness or insanity of the Stockholder)]1 prior to the Termination Date and shall not be terminated by operation of Law or upon the occurrence of any other event other than following a termination of this Agreement pursuant to Section 4. Each Stockholder authorizes such attorney-in-fact and proxy to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the then-acting Secretary of the Company. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 3 is given in connection with the execution by Acquiror and Merger Sub of the Business Combination Agreement and that such irrevocable proxy is given to secure the obligations of the Stockholder under Section 1. The irrevocable proxy set forth in this Section 3 is executed and intended to be irrevocable.

4. Termination. This Agreement shall terminate upon the earliest of (i) the Effective Time, (ii) the termination of the Business Combination Agreement in accordance with its terms, and (iii) the time this Agreement is terminated upon the mutual written agreement of Acquiror, Merger Sub and the Stockholder (the earliest such date under clause (i), (ii) and (iii) being referred to herein as the “Termination Date”) and the representations, warranties, covenants and agreements contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement; provided, that the provisions set forth in Sections 10 through 22 shall survive the termination of this Agreement; provided, further, that termination of this Agreement shall not relieve any party hereto from any liability resulting from a breach of this Agreement prior to the Termination Date or for any willful breach of, or actual fraud in connection with, this Agreement prior to such termination.

5. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Acquiror as to itself as follows:

(a) The Stockholder is the only record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to the Covered Shares, free and clear of any Liens other than as created by this Agreement or the Governing Documents of the Company (including, for the purposes hereof, any agreements between or among stockholders of the Company). As of the date hereof, other than the Covered Shares, the Stockholder does not own beneficially or of record any Equity Securities of the Company (or any Equity Securities convertible into shares of capital stock of the Company) or any interest therein.

1	To be included if the Stockholder is a natural person.

(b) The Stockholder (i) except as provided in this Agreement or in the Governing Documents of the Company, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Stockholder’s Covered Shares, (ii) has not entered into any voting agreement or voting trust, and has no knowledge and is not aware of any such voting agreement or voting trust in effect, with respect to any of the Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, (iii) except as set forth in Section 3 hereof, has not granted a proxy or power of attorney with respect to any of the Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement, and has no knowledge and is not aware of any such agreement or undertaking.

(c) The Stockholder affirms that [he or she has all the requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby]2 [(A) it is a legal entity duly organized or formed, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization or formation and (B) has all requisite corporate, limited liability or other similar power and authority and has taken all corporate, limited liability or other action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby]3. This Agreement has been duly executed and delivered by the Stockholder and, subject to the due execution and delivery of this Agreement by the other parties hereto, constitutes a valid, legal and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights and subject to general principles of equity affecting the availability of specific performance and other equitable remedies.

(d) Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods, designations, declarations or authorizations are required to be obtained by the Stockholder from, or to be given by the Stockholder to, or be made by the Stockholder with, any Governmental Entity in connection with the execution, delivery and performance by the Stockholder of this Agreement, the consummation of the transactions contemplated hereby or the Merger and the Transactions.

(e) The execution, delivery and performance of this Agreement by the Stockholder do not, and the consummation of the transactions contemplated hereby or the Merger and the Transactions will not, constitute or result in (i) [any breach or violation of, or a default under, the Governing Documents of the Stockholder, (ii)]4 with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, suspension, revocation, modification or acceleration of any obligations under or the creation of a Lien on any of the Stockholder’s Owned Shares or any of the properties, rights or assets of the Stockholder pursuant to any Contract binding upon the Stockholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 5(d), under any applicable Law to which the Stockholder is subject or [(ii)]5[(iii)]6 any change in the rights or obligations of any party under any Contract legally binding upon the Stockholder, except, in the case of clause [(i) or (ii)]7[(ii) or (iii)]8 directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the Stockholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Merger or the Transactions.

2	To be included if the Stockholder is a natural person.
3	To be included if the Stockholder is not a natural person.
4	To be included if the Stockholder is not a natural person.
5	To be included if the Stockholder is a natural person.
6	To be included if the Stockholder is not a natural person.
7	To be included if the Stockholder is a natural person.
8	To be included if the Stockholder is not a natural person.

(f) As of the date of this Agreement, there is no action, Proceeding or investigation pending against the Stockholder or, to the knowledge of the Stockholder, threatened against the Stockholder that questions the beneficial or record ownership of the Stockholder’s Owned Shares, the validity of this Agreement or challenges or seeks to prevent, enjoin or materially delay the performance by the Stockholder of its obligations under this Agreement.

(g) The Stockholder understands and acknowledges that Acquiror is entering into the Business Combination Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Stockholder contained herein.

(h) No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which Acquiror or the Company is or will be liable in connection with the transactions contemplated hereby based upon arrangements made by the Stockholder in his, her or its capacity as a stockholder or, to the knowledge of the Stockholder, on behalf of the Stockholder in his, her or its capacity as a stockholder.

6. Certain Covenants of the Stockholder. Except in accordance with the terms of this Agreement, the Stockholder hereby covenants and agrees as follows:

(a) No Solicitation. Subject to Section 7 hereof, prior to the Termination Date, the Stockholder agrees not to, and shall use its reasonable best efforts to cause its Affiliates and its and their Representatives not to, directly or indirectly, (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), knowingly facilitate, discuss or negotiate any inquiries or requests for information with respect to, or the making of, any inquiry regarding, or any proposal or offer (written or oral) that constitutes, or could reasonably be expected to result in or lead to, any Company Acquisition Proposal, (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a Company Acquisition Proposal, (iii) engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to any Person relating to, any proposal, offer, inquiry or request for information that constitutes, or could reasonably be expected to result in or lead to, any Company Acquisition Proposal, (iv) prepare or take any steps in connection with a public offering of any Equity Securities of any Group Company (or any Affiliate or successor of any Group Company), (v) execute or enter into, any Contract, letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement, merger agreement, acquisition agreement, exchange agreement, joint venture agreement, partnership agreement, option agreement or other similar agreement for or relating to any Company Acquisition Proposal, (vi) waive or otherwise forbear in the enforcement of any rights or other benefits under confidential information agreements relating to a Company Acquisition Proposal, including without limitation any “standstill” or similar provisions thereunder; or (vii) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. The Stockholder also agrees that immediately following the execution of this Agreement the Stockholder shall, and shall use commercially reasonable efforts to cause its Affiliates and its and their Representatives to, cease any solicitations, discussions or negotiations with any Person (other than the parties and their respective Representatives) conducted heretofore in connection with an Acquisition Proposal or any inquiry or request for information that could reasonably be expected to lead to, or result in, a Company Acquisition Proposal. The Stockholder shall promptly (and in any event within one (1) Business Day) notify, in writing, the Company of the receipt of any Company Acquisition Proposal and any inquiry, proposal, offer or request for information received after the date hereof that constitutes, or could reasonably be expected to result in or lead to, any Company Acquisition Proposal in reasonable detail (including the identity of the Persons making such Company Acquisition Proposal).

Notwithstanding anything in this Agreement to the contrary, (i) the Stockholder shall not be responsible for the actions of the Company or its Board of Directors (or any committee thereof), any Subsidiary of the Company, or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (the “Company Related Parties”), including with respect to any of the matters contemplated by this Section 6(a), (ii) the Stockholder makes no representations or warranties with respect to the actions of any of the Company Related Parties, and (iii) any breach by the Company of its obligations under Section 5.6 of the Business Combination Agreement shall not be considered a breach of this Section 6(a) (it being understood for the avoidance of doubt that the Stockholder shall remain responsible for any breach by the Stockholder or his, her or its Representatives (other than any such Representative that is a Company Related Party) of this Section 6(a)).

(b) The Stockholder hereby agrees, prior to the Termination Date, not to, directly or indirectly, (i) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), or enter into any Contract, option or derivative transaction with respect to the Transfer of, any of the Stockholder’s Covered Shares or any voting rights with respect thereto, (ii) publicly announce any intention to effect any transaction specified in clause (i), or (iii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer to an Affiliate of the Stockholder (a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Acquiror, to assume all of the obligations of the Stockholder under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 6(b) shall not relieve the Stockholder of its obligations under this Agreement. Any Transfer in violation of this Section 6(b) with respect to the Stockholder’s Covered Shares shall be null and void.

(c) The Stockholder hereby authorizes the Company to maintain a copy of this Agreement at either the executive office or the registered office of the Company.

7. Further Assurances. From time to time, at Acquiror’s request and without further consideration, the Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement and the Business Combination Agreement. The Stockholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any action or claim, derivative or otherwise, against Acquiror, Acquiror’s Affiliates, the Sponsor, the Company or any of their respective successors and assigns challenging the Transactions or disputing the allocation of the consideration payable as part of the Merger pursuant to the terms of the Business Combination Agreement or the consummation of the transactions contemplated by this Agreement.

8. Disclosure. The Stockholder hereby authorizes the Company and Acquiror to publish and disclose in any announcement or disclosure required by the SEC the Stockholder’s identity and ownership of the Covered Shares and the nature of the Stockholder’s obligations under this Agreement; provided, that prior to any such publication or disclosure the Company and Acquiror have provided the Stockholder with an opportunity to review and comment upon such announcement or disclosure, which comments the Company and Acquiror will consider in good faith.

9. Changes in Capital Stock. In the event (i) of a stock split, stock dividend or distribution, or any change in the Company’s capital stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, (ii) that the Stockholder purchases or otherwise acquires beneficial ownership of any additional Equity Securities of the Company after the date hereof or (iii) the Stockholder acquires the right to vote or share in the voting of any additional Equity Securities of the Company after the date hereof, the terms “Owned Shares” and “Covered Shares” shall be deemed to refer to and include such shares, as applicable, as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction, including any shares received upon the exercise of any stock options or warrants.

10. Amendment and Modification. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by each of Acquiror, Merger Sub and the Stockholder. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any party or parties effected in a manner which does not comply with this Section 10 shall be null and void, ab initio.

11. Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

12. Notices. All notices, requests, claims, demands and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

if to the Stockholder, to it at the address (including email) set forth in the Company’s books and records, with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

811 Main Street
Houston, Texas 77002
Attn: John Greer
Email: john.greer@lw.com

if to Acquiror, to it at:

Omnichannel Acquisition Corp.

485 Springfield Avenue, #8

Summit, New Jersey 07901

Attn: Austin Simon; Matt Higgins

Email: asimon@omnichannelcorp.com; mhiggins@omnichannelcorp.com with a copy (which shall not constitute notice) to:

Winston & Strawn LLP

200 Park Avenue
New York, NY 10166-4193

Attn: Bradley C. Vaiana; Kyle Gann

Facsimile No.: (312) 558-5605

Email: bvaiana@winston.com; kgann@winston.com

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

13. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares of the Stockholder. All rights, ownership and economic benefits of and relating to the Covered Shares of the Stockholder shall remain vested in and belong to the Stockholder, and Acquiror shall have no authority to direct the Stockholder in the voting or disposition of any of the Stockholder’s Covered Shares, except as otherwise provided herein.

14. Entire Agreement. This Agreement and the Business Combination Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and thereof.

15. No Third-Party Beneficiaries. The Stockholder hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of Acquiror in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any Action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto; provided, that the Company shall be an express third party beneficiary with respect to Section 5 and Section 6(b) hereof.

16. Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a) This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the Merger, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

(b) In addition, each of the parties (i) consents to submit itself, and hereby submits itself, to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, any state or federal court located in the State of Delaware having subject matter jurisdiction, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, any state or federal court located in the State of Delaware having subject matter jurisdiction, and (iv) consents to service of process being made through the notice procedures set forth in Section 12.

(c) THE PARTIES EACH HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREE AND CONSENT THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16(c).

17. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other parties, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

18. Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or Representative of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or Representative of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of Acquiror, Merger Sub or the Stockholder under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

19. Enforcement. The rights and remedies of the parties shall be cumulative with and not exclusive of any other remedy conferred hereby. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. It is accordingly agreed that the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof and thereof, without proof of damages and without posting a bond, prior to the valid termination of this Agreement and to enforce specifically the terms and provisions of this Agreement, including the Stockholder’s obligations to vote its Covered Shares as provided in this Agreement, in the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over such matter is vested in the federal courts, any state or federal court located in the State of Delaware, without proof of actual damages or otherwise (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity.

20. Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

21. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that each party need not sign the same counterpart. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

22. Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

23. Capacity as a Stockholder. Notwithstanding anything herein to the contrary, the Stockholder signs this Agreement solely in the Stockholder’s capacity as a stockholder of the Company, and not in any other capacity and this Agreement shall not limit, prevent or otherwise affect the actions of the Stockholder or any Affiliate, employee or designee of the Stockholder or any of their respective Representatives in his or her capacity, if applicable, as an officer or director of the Company or any other Person.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

STOCKHOLDER

Name:
Title:

Subject Shares:

shares of Common Stock

shares of Series A Preferred Stock

shares of Series B-1 Preferred Stock

shares of Series B-2 Preferred Stock

shares of Series B-3 Preferred Stock

shares of Series C Preferred Stock

shares of Series Seed-1 Preferred Stock

shares of Series Seed-2 Preferred Stock

shares of Series Seed-3 Preferred Stock

shares of Series Seed-4 Preferred Stock

shares of Series Seed-5 Preferred Stock

shares of Series Seed-6 Preferred Stock

[Signature Page to Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

OMNICHANNEL ACQUISITION CORP.

By:
Name:
Title:

OMNICHANNEL MERGER SUB, INC.

By:
Name:
Title:

[Signature Page to Shareholder Support Agreement]

EXHIBIT A

STOCKHOLDER CONSENT

[See attached.]

ACTION BY WRITTEN CONSENT

OF THE STOCKHOLDERS OF

KIN INSURANCE, INC.

Pursuant to Section 228 and Section 242 of the Delaware General Corporation Law (“DGCL”) and the Bylaws of Kin Insurance, Inc., a Delaware corporation (the “Company”; such bylaws, the “Bylaws”), the undersigned stockholders of the Company (the “Stockholders”), representing the Company Stockholder Approval and the Company Preferred Stockholder Approval (each as defined in the Business Combination Agreement (as defined below)), as applicable, hereby take the following actions and adopt the following resolutions by written consent. This written consent will be filed in the minute book of the Company:

Agreement and Plan of Merger

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is advisable and fair to, and in the best interests of, the Company and its stockholders to enter into, and has authorized the execution and delivery of, that certain Business Combination Agreement in the form attached hereto as Exhibit A (the “Business Combination Agreement”), by and among the Company, Omnichannel Acquisition Corp., a Delaware corporation (“Acquiror”), and Omnichannel Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Acquiror (“Merger Sub”), and all of the other agreements, documents, instruments and certificates contemplated by the Business Combination Agreement or to be executed in connection with the consummation of the transactions contemplated by the Business Combination Agreement (collectively, the “Transaction Documents”);

WHEREAS, upon the terms and subject to the conditions of the Business Combination Agreement, Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease and the Company will be the surviving corporation and a wholly owned subsidiary of Acquiror (the “Merger”);

WHEREAS, the Board has unanimously (i) declared that the form, terms and provisions of the Business Combination Agreement, the Transaction Documents, the Merger and all of the other transactions contemplated thereby (collectively, the “Transactions”) are advisable and fair to, and in the best interests of, the Company’s stockholders and (ii) recommended that the Company’s stockholders adopt the Business Combination Agreement and the Transaction Documents and approve the Transactions, including the Merger;

WHEREAS, the Board has directed that the Business Combination Agreement and the Transaction Documents be submitted to the Company’s stockholders for consideration and approval; and

WHEREAS, the Stockholders have reviewed the Business Combination Agreement and the Transaction Documents in their entirety and have had the opportunity to ask any questions the Stockholders may have.

NOW, THEREFORE, BE IT RESOLVED, that the Stockholders hereby consent to the adoption of the Business Combination Agreement and the Transaction Documents (together with such changes and amendments thereto as are effected pursuant to authority granted by the Stockholders) and that the Business Combination Agreement, the Transaction Documents and the consummation of the Transactions be, and hereby are, authorized, adopted and approved in all respects, including for purposes of Section 228 of the DGCL.

Waiver of Notice

NOW, THEREFORE, BE IT RESOLVED, that the undersigned Stockholders hereby waive, on behalf of themselves and each of the other holders of common stock, $0.00001 par value, of the Company (“Common Stock”) and Company Preferred Stock (as defined in the Business Combination Agreement), any and all rights to receive, and any and all obligations of the Company to send, notice (and any related notice periods) with respect to the Merger, the Business Combination Agreement and the transactions contemplated thereby, pursuant to the certificate of incorporation of the Company and any other notice that the undersigned may be entitled to pursuant to the Bylaws or any agreement among the Company and any or all of the stockholders of the Company.

Waiver of Appraisal Rights

WHEREAS, each of the undersigned Stockholders acknowledges the availability of appraisal rights under Section 262 of the DGCL in connection with the Merger.

NOW, THEREFORE, BE IT RESOLVED, that each of the undersigned Stockholders, with respect only to himself, herself or itself, hereby irrevocably and unconditionally waives any right to appraisal the undersigned may have in connection with the Merger under Section 262 of the DGCL and waiting periods to which the undersigned otherwise would be entitled under the provisions of the DGCL relating to appraisal rights.

Termination of Agreements

WHEREAS, in connection with the Merger, it is in the best interest of the Company and its stockholders to, contingent upon the Closing and to be effective no later than as of immediately prior to the Effective Time (as defined in the Merger Agreement), terminate the agreements set forth on Exhibit B hereto (collectively, the “Terminated Agreements”).

NOW, THEREFORE, BE IT RESOLVED, that, if and to the extent any of the undersigned Stockholders is a party to any of the Terminated Agreements, such Stockholder hereby agrees to the termination of the Terminated Agreement(s) to which such Stockholder is party, with such termination to be contingent upon the Closing and to be effective no later than as of immediately prior to the Effective Time.

Conversion of Company Preferred Stock

WHEREAS, pursuant to Section 5.1 of the Third Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), the outstanding shares of Company Preferred Stock shall automatically be converted into shares of Common Stock at the then effective conversion rate as calculated pursuant to Section 4.1.1 of the Certificate of Incorporation upon the occurrence of an event specified by written consent of the holders of a majority of the then outstanding shares of Company Preferred Stock ;

WHEREAS, each of the undersigned holders of Company Preferred Stock desires to cause all of the outstanding shares of Company Preferred Stock to automatically be converted into a number of shares of Common Stock in accordance with the Certificate of Incorporation immediately prior to the Effective Time (as defined in the Business Combination Agreement) at the then effective conversion rate as calculated pursuant to Section 4.1.1 of the Certificate of Incorporation (the “Conversion”); and

WHEREAS, following the Conversion, all of the shares of Company Preferred Stock that convert into shares of Common Stock shall no longer be outstanding and shall cease to exist, and each holder of Company Preferred Stock shall thereafter cease to have any rights with respect to such securities.

NOW, THEREFORE, BE IT RESOLVED, that each of the undersigned holders of Company Preferred Stock, with respect only to himself, herself or itself, hereby consent to the Conversion.

[Signature Page Follows]

In accordance with the Company’s Bylaws, this Action by Written Consent may be executed in writing, or consented to by electronic transmission, in any number of counterparts, each of which, when so executed, shall be deemed an original and all of which taken together shall constitute one and the same action.

By:
Name:
Title:

Dated:

[Signature Page to Written Consent of the Stockholders of Kin Insurance, Inc.]

EXHIBIT A

BUSINESS COMBINATION AGREEMENT

[See attached.]

[Exhibit A to Written Consent of the Stockholders of Kin Insurance, Inc.]

EXHIBIT B

TERMINATION AGREEMENTS

1.	Termination Letter, dated as of July 19, 2021, by and among Kin Insurance, Inc., Alpha Edison II, L.P. and Alpha Edison II-A, L.P.

2.	Termination Letter, dated as of July 19, 2021, by and between Kin Insurance, Inc. and QED Fund VI, L.P.

3.	Termination Letter, dated as of July 19, 2021, by and between Kin Insurance, Inc. and Avanta Ventures LLC.

4.	Termination Letter, dated as of July 19, 2021, by and among Kin Insurance, Inc., Guggenheim Life and Annuity Company, HSCM Bermuda Fund Ltd., HS Santanoni LP and HSCM F1 Master Fund Ltd.

5.	Termination Letter, dated as of July 19, 2021, by and between Kin Insurance, Inc. and TONA Investments, L.P.

6.	Termination Letter, dated as of July 19, 2021, by and between Kin Insurance, Inc. and Allegis NL Capital LP.

7.	Termination Letter, dated as of July 19, 2021, by and between Kin Insurance, Inc. and Weave Capital II, a Series of PLG Master Partnership, LP.

[Exhibit B to Written Consent of the Stockholders of Kin Insurance, Inc.]